EXHIBIT 10.6

[COPY]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER COUNTRY AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THIS SECURITY HAS BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS IS AVAILABLE.

THIS SECURITY MAY NOT BE SOLD, ASSIGNED, PLEDGED, ENCUMBERED, DISPOSED OF OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THIS PROVISIONS OF SECTION 11 HEREOF.

LAZARD GROUP LLC

Subordinated Promissory Note

Due February 28, 2008

US $50,000,000	New York, New York
As of May 15, 2006

FOR VALUE RECEIVED BY WAY OF SUBORDINATED FINANCING, the undersigned, Lazard Group LLC, a Delaware limited liability company (together with its successors, the “Company”), hereby promises to pay to the order of Banca Intesa S.p.A. (“Intesa”, together with its successors and permitted assigns, the “Holder”), the principal sum of Fifty Million United States Dollars (US$50,000,000), together with interest from the date hereof on the unpaid balance thereof; the Company hereby fully acknowledges to be a debtor of Intesa in respect of the aforementioned sum, to be paid in accordance with the terms provided herein. The Company shall pay interest at the rate set forth in Section 2(a) annually in arrears on December 31 of each year commencing December 31, 2006 (each date of payment being an “Interest Payment Date”) and on the date on which the principal amount hereof shall be due to the extent then accrued and unpaid. Unless prepaid pursuant to Section 3 below, the principal amount of this Promise and accrued and unpaid interest thereon shall be payable in full as set forth in Section 2(b). Payments of both principal and interest are to be made in accordance with Section 4 below. As used herein, the term “Promise” includes this Promise and any document issued in exchange herefor or in replacement hereof.

Section 1. Certain Definitions.

(a) The following terms, as used herein, have the following meanings:

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized by law to close for business in New York City, New York, United States of America or Milan, Italy.

“control”, used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other Persons; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing;

“Debt” means (without duplication), with respect to any Person, (i) any obligation of such Person to pay the principal of, premium of, if any, interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not a claim for such post-petition interest is allowed in such proceeding), penalties, reimbursement or indemnification amounts, fees, expenses or other amounts relating to any indebtedness, and any other liability, contingent or otherwise, of such Person (A) for borrowed money (including instances where the recourse of the lender is to the whole of the assets of such Person or to a portion thereof), (B) evidenced by a note, debenture or similar instrument (including any such instrument evidencing a purchase money obligation) including securities, (C) for any letter of credit or performance or surety bond obtained by such Person, (D) for the payment of money relating to a capitalized lease obligation, or (E) with respect to any sale and leaseback transaction; (ii) any obligations of other Persons of the kind described in the preceding clause (i), which the Person has guaranteed or which is otherwise its legal liability; (iii) any obligation of the type described in clauses (i) and (ii) secured by a lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person’s legal liability; and (iv) any and all deferrals, renewals, extensions and refunding of, or amendments, modifications or supplements to, any obligation of the kind described in any of the preceding clauses (i), (ii) or (iii).

“Person” or “Persons” means natural persons, corporations, limited liability companies, S.p.A.’s (Società per Azioni), S.r.l.’s (Società a responsabilità limitata), trusts, joint ventures, associations, companies, partnerships, governments or agencies or political subdivisions thereof and other political or business entities.

“Senior Debt” means all other Debt of the Company, whether outstanding on the date of this Promise or thereafter created, incurred or assumed; provided, however, that, the term “Senior Debt” shall not include (A) the Debt hereunder, (B) any Debt or obligation owed to a Subsidiary, (C) any Debt or obligation which by the express terms of the instrument creating or evidencing the same is not superior in right of payment to the Debt outstanding hereunder, (D) any Debt or obligation which is subordinate in right of payment in any respect to any other Debt or obligation, unless such Debt or obligation by the express terms of the instrument creating or evidencing the same is senior to this Note and subordinated to another note, (E) for the avoidance of doubt, any Debt or obligation constituting a trade account payable, other account payable or similar liability, and (F) amendments, renewals, extensions, modifications and refundings of any such Debt or obligation referred to in clauses (A) through (E) hereof.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, limited liability company, S.p.A (Società per Azioni), S.r.l. (Società a responsabilità limitata), trust, joint venture, association, company, partnership or other legal entity of which a Person (either alone or through or together with any other Subsidiary of such Person) (A) owns, directly or indirectly, a majority of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity or (B) is otherwise entitled to exercise (1) a majority of the voting power generally in the election of the board of directors or other governing body of such corporation or other legal entity or (2) control of such corporation or other legal entity.

(b) As used in this Promise, the expressions “pay in full”, “paid in full” or “payment in full” means, with respect to any indebtedness, the final and indefeasible payment in full in cash of all such indebtedness in accordance with its terms.

Section 2. Payments.

(a) Interest. Interest on the unpaid balance of the principal amount of this Promise will accrue annually at 4.60% per annum. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. Interest is payable in cash, in arrears, on each Interest Payment Date as set forth in the first paragraph of this Promise, or, if such date is not a Business Day, on the immediately following Business Day, and on the Maturity Date, defined in Section 2(b) below.

(b) Maturity Date. All amounts owing under this Promise, both principal and interest, shall be payable in full on February 28, 2008 (the “Maturity Date”).

Section 3. Optional Prepayments. The Company may, upon five (5) Business Days’ notice to the Holder, at the option of the Company, prepay any or all of the principal amount of this Promise, without penalty or premium. All such prepayments shall be accompanied by the payment of all unpaid interest on the principal amount prepaid accrued to the date of prepayment, or, if such date is not a Business Day, accrued to the Business Day immediately preceding such date of prepayment.

Section 4. Method of Payment. Payment of any amounts due hereunder (whether principal or interest) shall be made in United States Dollars by wire transfer of immediately available funds to such bank account as the Holder may from time to time designate in writing. Any payment due hereunder on a date which is not a Business Day shall be due and payable on the immediately following Business Day.

Section 5. Events of Default. If any of the following events (“Events of Default”) occurs:

(a) the Company fails to pay any amount due under this Promise when the same becomes due and payable, and such failure continues for thirty (30) days after notice thereof to the Company;

(b) the Company shall have materially breached its covenants contained in this Promise, and such breach shall not have been cured by the date thirty (30) days after notice thereof to the Company;

(c) the Company makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due, or files a voluntary petition in bankruptcy, or is adjudicated as bankrupt or insolvent, or files any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation in the United States, or files any answer admitting or failing to deny the material allegations of a petition filed against the Company for any such relief, or seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, or the Company or its directors or majority stockholders take any action for the purpose of effecting any of the foregoing;

(d) if, within 60 days after the commencement of any proceeding against the Company seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, in the United States, such proceeding has not been dismissed or if, within 60 days after the appointment, without the consent or acquiescence of the Company, of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment has not been vacated; or

(e) the Company shall be in default beyond any applicable grace or notice period in the payment of Debt for money borrowed in an amount in excess of $50,000,000, and (i) the holders of such Debt shall have demanded accelerated repayment thereof, or (ii) the final maturity of such Debt shall have occurred.

then and, in any such event, the Holder at its option may proceed to protect and enforce its rights in the manner set forth in Section 6 below.

Section 6. Remedies on Default, etc. If an Event of Default has occurred and is continuing, subject to Section 8, the Holder may (a) elect, by written notice to the Company, to declare the entire amount outstanding hereunder to be due and payable in full, whereupon the entire such amount shall be and become due and payable in full, provided, however, that no such notice shall be required in the event of occurrence of one of the events specified in clauses (c) or (d) of Section 5 and if any such event shall occur this Promise and all amounts outstanding hereunder shall immediately and automatically be and become due and payable in full without notice or declaration of any kind, and/or (b) proceed to protect and enforce its rights by a suit or other appropriate proceeding, whether for the specific performance of any agreement contained in this Promise, or for an injunction against a violation of any of the terms hereof or in aid of the exercise of any right, power or remedy granted hereby or by law, equity, statute or otherwise. No course of dealing and no delay on the part of the Holder in exercising any right, power or remedy will operate as a waiver thereof or otherwise prejudice the Holder’s rights, powers or remedies. No right, power or remedy conferred hereby is exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, by statute or otherwise. To the extent permitted by applicable law, the Company hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish, the benefit and advantage of any valuation, stay, appraisement, extension or redemption law now existing or which may hereafter exist, which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, or otherwise, based on this Promise or on any claim for principal of, or interest on, this Promise.

Section 7. Ranking and Priority of Promise.

(a) Subordination. The Company, for itself, its successors and assigns, covenants and agrees, and the Holder, by its acceptance of this Promise likewise covenants and agrees, that anything herein or any related agreement or instrument to the contrary notwithstanding, the indebtedness evidenced by or arising on account of this Promise

(or any renewal or extension thereof), including, without limitation, principal and interest, is and shall be subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Company, whether outstanding on the date hereof or incurred hereafter, to the extent and in the manner set forth herein.

(b) Extent of Subordination. If any payment default has occurred and is continuing on any Senior Debt, or a non-payment default has occurred and is continuing on the Senior Debt and the Holder has received notice of such non-payment default, then the Company shall not make any direct or indirect payment or distribution of any kind or character, whether in cash, property or securities, to, or for the benefit of, the Holder pursuant to or in respect of this Promise (whether for principal or interest or otherwise, and whether before, after or in connection with any dissolution, winding up, liquidation or reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company). Notwithstanding the preceding sentence, if the Senior Debt has been paid in full or the relevant default has been cured or waived, the Company may make payments in respect of this Promise.

(c) Distributions in Bankruptcy. Upon any distribution in any bankruptcy or similar proceeding, any distribution to which the Holder is entitled shall be paid directly to the holders of Senior Debt to the extent necessary to make payment in full of all Senior Debt remaining unpaid after giving effect to all other distributions to or for the benefit of the holders of Senior Debt.

(d) Priority in Liquidation and Similar Proceedings. In the event of any liquidation, dissolution or winding up of the Company, the Debt outstanding hereunder shall be pari passu in right of payment to all limited liability company interests, reserves or other equity interests of the Company.

(e) Application of Distributions. If any distribution, payment or deposit to redeem, defease or acquire the Debt outstanding hereunder shall have been received by the Holder at a time when such distribution was prohibited by the provisions of this Section 7, then, unless such distribution is no longer prohibited by this Section 7, such distribution shall be received and applied by the Holder for the benefit of the holders of Senior Debt, and shall be paid or delivered by the Holder to the holders of Senior Debt for application to the payment of all Senior Debt.

(f) Subrogation Rights. The Holder shall not have any subrogation or other rights of recourse to any security in respect of any Senior Debt until such time as all Senior Debt shall have been paid in full. Upon the payment in full of all Senior Debt, the Holder shall be subrogated to the rights of the holders of Senior Debt to receive distributions applicable to Senior Debt until all amounts owing in respect of the Debt outstanding hereunder shall be so paid. No distributions to the holders of Senior Debt which otherwise would have been made to the Holder shall, as between the Company and the Holder, be deemed to be payment by the Company to or on account of Senior Debt. If any distribution to which the Holder would otherwise have been entitled shall have been applied pursuant to the provisions of this Section 7 to the payment of Senior Debt, then the Holder shall be entitled to receive from the holders of such Senior Debt any distributions received by such holders of Senior Debt in excess of the amount sufficient to pay all amounts payable on such Senior Debt to the extent provided herein.

(g) Reliance. Upon any distribution in a bankruptcy or similar proceeding, the Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which the proceeding is pending, or agent or other Person making any distribution for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Debt and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 7.

(h) Ratable Distributions. Any distribution otherwise payable to the Holder made to holders of Senior Debt pursuant to this Section 7 shall be made to such holders of Senior Debt ratably according to the respective amount of Senior Debt held by each, taking into account any priorities which may be established among the holders of such Senior Debt.

(i) Obligations Not Impaired. Nothing contained in this Promise is intended to or will impair as between the Company, its creditors, and the Holder, the obligation of the Company, which is absolute and unconditional, to pay to the Holder as and when amounts become due and payable in accordance with the terms of this Promise or affect the relative rights of the Holder and the creditors of the Company.

(j) Further Actions. The Holder, by its acceptance hereof, agrees to take such further action as may be reasonably requested by the Company and/or by law in order to effectuate the subordination as provided herein.

Section 8. Amendments and Waivers. Neither this Promise nor any term hereof may be amended or waived orally or in writing, except that any term of this Promise may be amended and the observance of any term of this Promise may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of the Company and the Holder.

Section 9. Captions. The captions in this Promise are included for convenience of reference only and do not form a part of this Promise or in any way limit or affect its interpretation or construction.

Section 10. Notices. All notices, consents, waivers and other communications required or permitted by this Promise shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses and facsimile numbers and marked to the attention of the Person (by name or title) designated below (or to such other address, facsimile number or Person as a party may designate by notice to the other parties):

If to the Company:

Lazard Group LLC

30 Rockefeller Plaza

New York, New York 10020

UNITED STATES OF AMERICA

Attention:	General Counsel

Facsimile:	(212) 332-5972
Telephone:	(212) 632-6000

with a copy (which shall not constitute notice) to each of:

Gianni, Origoni, Grippo & Partners Studio Legale

Via Delle Quattro Fontane, 20

00184 Roma

ITALY

Attention:	Francesco Gianni, Esq.
Raimondo Premonte, Esq.
Facsimile:	+39 06 4871101
Telephone:	+39 06 478751

and

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

UNITED STATES OF AMERICA

Attention:	Adam D. Chinn, Esq.
Benjamin D. Fackler, Esq.
Facsimile:	001-212-403-2000
Telephone:	001-212-403-1000

If to the Holder:

Banca Intesa S.p.A.

Via Monte di Pietà n. 8

20121 Milano

ITALY

Attention:	Direzione Partecipazioni
Facsimile:	+39 02 8796 2072
Telephone:	+39 02 8796 2376

and

Banca Intesa S.p.A.

Via Monte di Pietà n. 8

20121 Milano

ITALY

Attention:	Direzione Affari Legali
Telephone:	+39 02 8796 3523
Facsimile:	+39 02 8796 2079

with a copy (which shall not constitute notice) to:

Pedersoli e Associati

Via Monte di Pietà, 15

20121 Milano

ITALY

Attention:	Alessandro Pedersoli, Esq.
Facsimile:	+39 02 303051
Telephone:	+39 02 30305333

and

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

UNITED STATES OF AMERICA

Attention:	George J. Sampas, Esq.
Facsimile:	001-212-558-3588
Telephone:	001-212-551-4000

Section 11. Restrictions on Transfer. THE HOLDER MAY NOT SELL, TRANSFER, ASSIGN, ENCUMBER OR OTHERWISE PLEDGE OR DISPOSE OF THIS PROMISE, INCLUDING THE UNDERLYING RIGHT TO RECEIVE PAYMENT HEREUNDER, AT ANY TIME WITHOUT OBTAINING THE PRIOR WRITTEN CONSENT OF THE COMPANY; provided, however, that the Holder may transfer this Promise, including the underlying right to receive payment hereunder, (a) without obtaining such prior written consent, (i) in whole, within thirty (30) days of the date of this Promise, to Citibank, N.A. or the Goldman Sachs Group, Inc., (ii) after the occurrence and during the continuance of an Event of Default, in whole or in part, to Citibank, N.A., the Goldman Sachs Group, Inc., JPMorgan Chase & Co. or the Bank of New York, Inc., or (iii) in whole or in part, to a wholly-owned and controlled Subsidiary of Intesa (provided that (A) such wholly-owned and controlled Subsidiary irrevocably and absolutely undertakes in writing (x) to assume all obligations of the Holder hereunder; and (y) to immediately transfer this Promise in full back to Intesa in the event such Subsidiary ceases to be a wholly-owned and controlled Subsidiary of Intesa; (B) Intesa undertakes to accept such transfer in the event that such Subsidiary ceases to be a wholly-owned and controlled Subsidiary of Intesa), and (C) Intesa delivers written notice thereof to the Company prior to such transfer that certifies as to the identity of the transferee Subsidiary and compliance with this proviso), or (b) by first obtaining written consent of the Company, such consent not to be unreasonably withheld, in whole, to Citibank, N.A., the Goldman Sachs Group, Inc., JPMorgan Chase & Co. or the Bank of New York, Inc.

Section 12. Governing Law; Construction. THIS PROMISE IS GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. Each of the Company and the Holder agrees that all actions or proceedings arising out of or in connection with this Promise, or for recognition and enforcement of any judgment arising out of or in connection with this Promise, shall be tried and determined exclusively in the state or federal courts in the State of New York, and each of the Company and the Holder hereby irrevocably submits with regard to any such action or proceeding for itself and with respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the Company and the Holder hereby expressly waives any right it may have to assert, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such action or proceeding: (a) any claim that it is not subject to personal jurisdiction in the aforesaid courts for any reason; (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts; and (c) that (i) any of the aforesaid courts is an inconvenient or inappropriate forum for such action or proceeding, (ii) venue is not proper in any of the aforesaid courts, and (iii) this Promise, or the subject matter hereof, may not be enforced in or by any of the aforesaid courts.

IN WITNESS WHEREOF, the Company has caused this Promise to be executed and delivered on the date first written above.

LAZARD GROUP LLC

By:	/s/ Michael J. Castellano
	Name:	Michael J. Castellano
	Title:	Chief Financial Officer

Accepted and agreed as of the day and year first above written:

BANCA INTESA S.P.A.

By:	/s/ Mario Marcangeli
	Name:	Mario Marcangeli
	Title:	FVP

By:	/s/ Anthony Giobbi
	Name:	Anthony Giobbi
	Title:	FVP

[Subordinated Promissory Note Signature Page]